Exhibit 99.1


Press Release

PLYMOUTH RUBBER COMPANY, INC. REPORTS FINANCIAL RESULTS FOR
THE THIRD QUARTER OF FISCAL 2003

CANTON, Mass., October 3, 2003 -- Plymouth Rubber Company, Inc.
(the "Company" --- Amex: PLR.A - News, PLR.B - News) announced today financial results for the third quarter of fiscal 2003 ended August 29, 2003.

Sales for the third quarter of fiscal 2003 decreased 6.4% to $15,970,000, from $17,061,000 last year. Net income for the third quarter of fiscal 2003 decreased to a loss of $1,118,000, or a loss of $0.54 diluted earnings per share, from a profit of $509,000, or a profit of $0.23 diluted earnings per share last year.

For the first nine months of 2003, sales were $47,800,000, a 2.2% decrease from $48,856,000 last year. Net income for the first half decreased to a loss of $2,682,000, or a loss of $1.30 diluted earnings per share, from a profit of $1,100,000, or a profit of $0.52 diluted earnings per share last year. The first nine months of fiscal 2002 included a $187,000 tax benefit from carryback of net operating losses.

 "Despite higher sales of electrical tapes, our third quarter sales were extremely disappointing, mostly due to temporary production cutbacks in the U.S. auto industry, and to delays in highway construction funding", stated Maurice J. Hamilburg, Plymouth's President and Co-CEO. "In September, our sales have been stronger and our backlogs have grown. We have recently made additional expense cuts which, when combined with higher volumes, should produce considerable improvement in our fourth quarter."

Plymouth Rubber Company, Inc. manufactures and distributes plastic and rubber products, including automotive tapes, insulating tapes, and other industrial tapes and films. The Company's tape products are used by the electrical supply industry, electric utilities, and automotive and other original equipment manufacturers. Through its Brite-Line Technologies subsidiary, Plymouth manufactures and supplies highway marking products.
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of various factors, including those referenced in the "Management's Discussion and Analysis" section of the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K which are on file with the SEC.

Contact:
Joseph J. Berns
Vice President -- Finance
(781) 828-0220 Ext. 1377
Source: Plymouth Rubber Company, Inc.

<< Table Follows >>

                        Plymouth Rubber Company Reports Financial
                       Results for the Third Quarter of Fiscal 2003

                                     (Continued)

                    (in Thousands, Except Share and Per Share Amounts)
                                     (Unaudited)


                         Third Quarter Ended       Nine Months Ended
                       -----------------------  -----------------------
                          Aug. 29,    Aug. 30,     Aug 29,     Aug. 30,
                          2003         2002         2003       2002 (a)
                       ----------   ----------  -----------   ----------
Net Sales              $   15,970   $   17,061  $    47,800   $   48,856
                       ==========   ==========  ===========   ==========
Net Income (Loss)      $   (1,118)  $      509  $    (2,682)  $    1,100
                       ==========   ==========  ===========   ==========
Per Share Data:

Basic Earnings Per Share:

Net Income (Loss)      $    (0.54)  $     0.25  $     (1.30)  $     0.53
                       ==========   ==========  ===========   ==========
Weighted average shares
 Outstanding            2,058,976    2,058,976    2,058,976    2,058,976
                       ==========   ==========  ===========   ==========

Diluted Earnings Per Share:

Net Income (Loss)     $     (0.54) $      0.23  $     (1.30)  $     0.52
                       ==========   ==========  ===========   ==========
Weighted average shares
 Outstanding            2,058,976    2,207,260     2,058,976   2,104,666
                       ==========   ==========  ===========   ==========

(a) includes $187,000 tax benefit from carryback of net operating losses.